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                                                                    Exhibit 5.1
BLAKE, CASSELS & GRAYDON LLP LETTERHEAD
BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS

                                                     Box 25, Commerce Court West
                                                     199 Bay Street
                                                     Toronto, Ontario, Canada
                                                     M5L 1A9

February 6, 2003                                     Deliveries: 28th Floor
                                                     Telephone: 416.863.2400
                                                     Facsimile: 416.863.2653
                                                     www.blakes.com



Geac Computer Corporation Limited
11 Allstate Parkway, Suite 300
Markham, Ontario
L3R 9T8

Dear Sirs, Mesdames:


            RE:   GEAC COMPUTER CORPORATION LIMITED AND EXTENSITY, INC.

We have acted as Canadian counsel to Geac Computer Corporation Limited ("Geac") in connection with the preparation of the Registration Statement on Form F-4 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for the registration of 17,650,000 common shares of Geac (the "Geac Common Shares") to be issued pursuant to the terms of an amended and restated agreement and plan of merger dated as of February 4, 2003 (the "Merger Agreement") among Geac, Extensity, Inc. ("Extensity"), Geac Computers, Inc. and Cage Acquisition Inc. Capitalized terms used in this letter and not otherwise defined herein have the respective meanings ascribed thereto in the Merger Agreement.

For the purposes of this opinion, we have reviewed an original or a copy of such corporate records of Geac, such certificates of public officials and representatives of Geac and such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions expressed below without independent verification of the accuracy thereof, including, without limitation:

            (a)   the Merger Agreement;

            (b)   the Registration Statement;

            (c)   a certificate of an officer of Geac dated February 6, 2003;
                  and

            (d) a certificate of compliance issued by Industry Canada dated February 5, 2003 relating to Geac (the "Compliance Certificate").

For the purposes of this opinion, we have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the


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BLAKE, CASSELS & GRAYDON LLP LETTERHEAD
BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS                      Page 2



conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies or electronically transmitted copies or facsimiles thereof.

The opinions hereinafter expressed are limited to the laws of Ontario and the laws of Canada applicable therein. We assume no obligation to revise or supplement this opinion should applicable laws of any jurisdiction be changed subsequent to the date hereof by legislative action, judicial decision or otherwise.

In expressing the opinion set forth in paragraph 1, we have relied solely on the Compliance Certificate.

Based on and subject to the foregoing, it is our opinion that at the date hereof:

1. Geac is duly incorporated and existing under the Canada Business Corporations Act;

2. the authorized capital of Geac consists of an unlimited number of preference shares and an unlimited number of Common Shares;

3. the allotment and issuance of the Geac Common Shares to holders of shares of Extensity common stock who elect to receive Geac Common Shares in accordance with the terms of the Merger Agreement has been validly authorized by Geac and, from and after the Effective Time of the Merger and upon receipt by Geac of the consideration for the Geac Common Shares in accordance with the terms of the Merger Agreement, such Geac Common Shares will be validly issued and will be outstanding as fully paid and non-assessable shares in the capital of Geac; and

4. the allotment and issuance of Geac Common Shares to the holders of Lower-Price Extensity Options has been validly authorized by Geac and, from and after the Effective Time of the Merger and upon the due exercise of such stock options in accordance with their terms and satisfaction of certain other conditions, as the case may be, and the terms of the Merger Agreement, such Geac Common Shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of Geac.

                                     * * * *

We are furnishing this opinion in connection with the filing of the Registration Statement with the Securities and Exchange Commission and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.
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BLAKE, CASSELS & GRAYDON LLP LETTERHEAD
BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS                      Page 3



We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein. We further consent to the reference to our firm name set forth under the caption "Legal Matters" in the Registration Statement.

                                                  Yours truly,


                                               /s/ Blake, Cassels & Graydon LLP



                                                  Blake, Cassels & Graydon LLP